Exhibit 10.01

Certain portions hereof denoted with “[***]” have been omitted pursuant to a Request for Confidential Treatment and have been filed separately with the Commission

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE (“Second Amendment”) dated as of the 1st day of October, 2009, by and between BEASON PROPERTIES LLLP, a Maryland limited liability limited partnership and successor to 1450 BEASON STREET LLC, a Maryland limited liability company (the “Landlord”) and UNDER ARMOUR, INC., a Maryland corporation (the “Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant entered into an Office Lease dated December 14, 2007 (the “Original Lease”) for the lease of space in the “Building” (as defined in the Original Lease, The Overflo Building located at 1450 Beason Street, Baltimore, Maryland); and

WHEREAS, the Original Lease was modified by that certain First Amendment to Office Lease dated June 4, 2008 (the “First Amendment” which together with the Original Lease constitutes the “Current Lease”); and

WHEREAS, Landlord and Tenant now desire to modify certain terms and conditions set forth in the Current Lease as provided hereinafter (and the Current Lease, as amended by this Second Amendment, will constitute the “Lease” for all purposes); and

WHEREAS, in the event of any conflict between the terms of the Current Lease and this Second Amendment, the Second Amendment provisions will govern.

NOW, THEREFORE, in consideration of the foregoing and of other consideration, the receipt and adequacy of which is acknowledged, Landlord and Tenant mutually agree as follows:

1. Definitions. Terms defined in the Original Lease will have the same meaning for purposes of this Second Amendment, unless modified below:

1.1. “Base Operating Costs” will be based on Operating Costs incurred for the 2010 calendar year.

1.2. “Base Taxes” will be based, initially, on the 2010 state fiscal tax year, and then reset in accordance with Section 1.1 of the Original Lease.

1.3. “Lease Year” means (a) as to Lease Year 1, the period commencing on November 1, 2009 and terminating on December 31, 2010, and (b) each successive period of twelve (12) calendar months thereafter during the Term.

1.4. “Operating Costs” shall not include (in addition to all other exclusions set forth in the Original Lease) any amounts payable to any Mortgagee in connection with any work performed on the Building, whether treated as debt service, reimbursements or otherwise.

1.5. “Premises” shall include the rights of Tenant under a certain Declaration of Easement executed simultaneously with this Second Amendment and to be recorded in the land records of Baltimore City. No Rent will attributable to such rights, except to the extent properly included as an Increased Operating Expense as to which Tenant is obligated to pay Tenant’s Proportionate Share.

1.6. “Rent Commencement Date” means November 1, 2009.

1.7. “Rent Increase Date” means January 1, 2010.

2. The Premises. The Premises is no longer separated into a Phase I Premises, a Phase II Premises and a Phase III Premises (the “Obsolete Distinctions”). All such Obsolete Distinctions will either be treated as referring to the Premises in their entirety or deemed deleted, as the circumstances require.

3. Term. The Original Term shall (a) begin on (i) November 1, 2009, as to the portion of the Premises made available to Tenant on October 1, 2009, and (ii) January 1, 2010 as to the entire Premises, and (b) end on December 31, 2015. The three paragraphs in Section 3.1 of the Original Lease that refer to the Obsolete Distinctions are hereby deleted. This provision will also replace Section 3.2 of the Original Lease.

4. Rent.

4.1. The last paragraph of Section 4.1(a) of the Original Lease is hereby deleted.

4.2. Landlord will provide all services required by the Original Lease during the period October 1, 2009 through October 31, 2009 so as to permit Tenant to move into the Premises then made available to Tenant.

4.3. For the period between the Rent Commencement Date and the Rent Increase Date, Base Rent shall be $*** Per Square Foot multiplied by the actual rentable square footage of the portion of the Premises delivered to Tenant on October 1, 2009 and divided by twelve (12) to establish the amount of Base Rent to be paid on a monthly basis (and pro-rated as necessary for any period of less than a calendar month). No Additional Rent will be payable during such period, except as noted in Sections 4.8 and 7 below.

4.4. At the Rent Increase Date, the Base Rent of $*** Per Square Foot shall apply to all of the Premises.

4.5. The calculation of Tenant’s Share of Increased Operating Costs will begin with the comparison of Operating Costs for 2010 with Landlord’s estimate of Operating Costs for 2011, for the purpose of initiating such payments of Additional Rent during calendar year 2011.

4.6. With the exception of the first sentence thereof, Section 4.4.1. of the Original Lease is hereby deleted.

4.7. All payments of Rent are to be made directly to M&T Bank, to such accounts as are designated by Landlord and M&T Bank.

4.8. Beginning on the Rent Commencement Date, Tenant shall pay the Tenant Electric as to such portion of the Premises as has been made available to Tenant on October 1, 2009. Tenant shall pay the Tenant Electric for the balance of the Premises from the Rent Increase Date.

5. Taxes. Unless the Building is assessed as fully renovated and tenanted for the fiscal year ending June 30, 2010, Base Taxes will be reset based on such fully renovated and tenanted reassessment only when it does occur. As an example, if a reassessment based on a fully renovated and tenanted building does occur during calendar year 2010, no payment by Tenant for Increased Taxes shall occur until Taxes are determined for the fiscal year ending June 30, 2012.

6. Status of the Landlord’s Work.

6.1. Landlord’s Work, including the preparation of the 319 Required Parking Spaces, will be substantially completed by December 1, 2009. December 1, 2009 will also be the date by which Landlord must have complied with the requirements of Section 6.3 of the Original Lease.

6.2. With regard to Section 10.3 of the Original Lease, (a) acceptance of the Premises will only occur upon December 1, 2009, and (b) Section 10.3(i)(a) will be modified to commence as of the Rent Increase Date.

6.3. In connection with Section 10.1(a)(ii) of the Original Lease, Tenant waives (a) any claim for reimbursement due to Landlord delays, and (b) any desire to secure funding for its Tenant Costs through Tenant Improvement Rent.

6.4. This Second Amendment reflects the resolution of the parties as to any claims under Section 17.4(b) of the Original Lease relating to the Schedule of Deliveries.

6.5. In addition to any warranties from Landlord and any manufacturer assigned to Tenant, Landlord hereby assigns to Tenant the benefit of all of the warranties and guaranties of subcontractors and suppliers performing work or supplying materials for Landlord’s Work.

7. Parking. Parking Rent will commence on (a) December 1, 2009 as to all Required Parking Spaces then available to Tenant, and (b) as to all other Required Parking Spaces as and when available to Tenant.

8. Self-Help. In the event that Landlord fails to perform any obligation relating to the construction, preparation, renovation, operation, maintenance, repair and/or replacement of any part of the Premises (generally, one or more “Landlord Obligation”), including completion of the Landlord’s Work required to achieve Final Approval, Tenant will have the following rights:

(a) In the absence of an emergency, Tenant may, after notice to Landlord of the existence of a Landlord Obligation, and Landlord’s failure to perform such Landlord Obligation within ten (10) days thereafter, undertake to perform such Landlord Obligation and secure reimbursement from any Escrow Account maintained by Landlord’s lender.

(b) In the event of an emergency, the notice period required by clause (a) above will be reduced to such reasonable period commensurate with the immediacy of the emergency, as determined in Tenant’s reasonable judgment.

(c) Landlord hereby consents to the above provisions and agrees to include such reimbursement provisions in one or more agreements with each lender to which Tenant has provided a subordination agreement.

9. Miscellaneous. This Second Amendment may be executed in counterparts which together shall be construed as a single document. The Lease, as amended by this Second Amendment, is hereby ratified and confirmed and shall continue in full force and effect.

[Signatures on following page]

WITNESS OUR HANDS as of the day and year first above written.

ATTEST/WITNESS:	LANDLORD:

BEASON PROPERTIES, LLLP, a Maryland limited liability limited partnership

/s/ Steven Rosen	By:	BEASON GP LLC, General Partner

	By:	TIDE POINT FIDELCO LLC, Member

	By:	/s/ Marc E. Berson
	Name:	Marc E. Berson
	Title:	Managing Member

WITNESS or ATTEST:	TENANT:

UNDER ARMOUR, INC., a Maryland corporation

/s/ John P. Stanton	By:	/s/ J. Scott Plank		(SEAL)
		Name:	J. Scott Plank
		Title:	Senior Vice-President

For the purposes described in Section 21.16 of the Lease, as amended hereby.

WITNESS or ATTEST:	GUARANTOR:

STRUEVER BROS. ECCLES & ROUSE, INC.

/s/ Karen Morawski	By:	/s/ Carl. W. Struever		(SEAL)
		Name:	Carl W. Struever
		Title:	President

CONSENT OF LENDERS

MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation and THE MICHELE FREIDUS 2006 IRREVOCABLE TRUST join in the foregoing Second Amendment to Office Lease for the sole purpose of consenting thereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Consent under seal as of the 1st day of October, 2009.

ATTEST/WITNESS:	MANUFACTURERS AND TRADERS TRUST COMPANY

	By:	/s/ Matthew G. Lind
/s/ Shelly L. Hipsley	Name:	Matthew G. Lind
	Title:	Administrative Vice President

ATTEST/WITNESS:	THE MICHELE FREIDUS 2006 IRREVOCABLE TRUST

	By:	/s/ Marshall Freidus
/s/ Steven Rosen	Name:	Marshall Freidus
	Title:	Trustee